UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2010 (April 23, 2010)

OVERLAND STORAGE, INC.

(Exact name of registrant as specified in its charter)

California	000-22071	95-3535285
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4820 Overland Avenue

San Diego, California 92123

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 571-5555

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 28, 2010, Overland Storage, Inc. (the “Company”) filed the Certificate of Amendment of Articles of Incorporation (the “Articles Amendment”), a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference. The Articles Amendment, which is effective as of April 28, 2010, increased the authorized number of shares of common stock from 45,000,000 shares to 45,100,000 shares.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 23, 2010, the Company held a Special Meeting of Shareholders (the “Special Meeting”) in San Diego, California. At the Special Meeting, the shareholders approved Proposals 1, 2, and 3, each of which is described in detail in the Company’s definitive proxy statement dated March 31, 2010 for the Special Meeting. Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present. Only “FOR” and “AGAINST” votes were counted for purposes of determining the votes received in connection with each proposal. Holders of shares of Series A Convertible Preferred Stock and warrants were not entitled to vote their shares of Series A Convertible Preferred Stock or shares of common stock received upon exercise of the warrants (to the extent that any warrants were exercised prior to the record date for the Special Meeting) on Proposal 1, but such holders were entitled to vote such shares on Proposals 2 and 3.

The results are as follows:

Proposal 1 to approve the full conversion of shares of Series A Convertible Preferred Stock and the full exercise of warrants as described in the proxy materials.

For	Against	Abstain	Broker Non-Vote
2,610,591	91,955	52,859	2,655,072

Proposal 2 to approve amendments to the Company’s 2009 Equity Incentive Plan as described in the proxy materials.

For	Against	Abstain	Broker Non-Vote
2,593,815	947,784	8,465	2,655,072

Proposal 3 to approve the Articles Amendment as described in the proxy materials.

For	Against	Abstain	Broker Non-Vote
5,993,303	166,055	45,778	0

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment of Articles of Incorporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND STORAGE, INC.

Date: April 29, 2010	By:	/s/ Kurt L. Kalbfleisch
Kurt L. Kalbfleisch
Vice President, Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment of Articles of Incorporation.